Exhibit 10.1

COMPANY AND INVESTOR ACKNOWLEDGMENT AND RELEASE

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agrify Corporation, on behalf of itself and the other Borrowers (“Agrify”), hereby acknowledges and agrees to the Note Purchase and Sale Agreement, dated as of October 27, 2023, by and between CP Acquisitions LLC, as Investor (the “Investor”), and High Trail Special Situations, LLC, as Seller (together with all exhibits and schedules thereto, as amended from time to time, the “Purchase Agreement”), and the consummation of the transactions contemplated thereby, and waives notice of any amendments or modifications thereto. Effective upon the Closing, Agrify and the Investor (on behalf of itself and its Affiliates), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, will be deemed to release and forever discharge the Seller and its Affiliates and their respective equity holders, officers, directors, employees and agents from any and all claims, demands, actions, suits, obligations and causes of action of any nature whatsoever, whether known or unknown, arising on or before the date hereof. To the extent required by applicable state or federal law, Agrify shall file a Current Report on Form 8-K (“Form 8-K”) within the time required following the Closing disclosing all the material terms of the transactions consummated thereby. From and after the issuance of the Form 8-K, Agrify shall have disclosed all material, non-public information (if any) provided to Seller by the Borrowers or any of their respective subsidiaries or any of their respective officers, directors, employees, or agents, and Seller shall not be in possession of any material, non-public information regarding any such person or entity. Agrify shall not, and shall cause each of the other Borrowers and their respective officers, directors, employees and agents not to, provide Seller with any material, non-public information regarding the Borrowers from and after the date hereof unless prior thereto Seller shall have consented in writing to the receipt of such information and agreed with the Borrowers to keep such information confidential. To the extent that any of the Borrowers delivers any material, non-public information to Seller without Seller’s prior written consent in breach of the foregoing sentence, Agrify hereby covenants and agrees that Seller shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, nonpublic information, provided Seller shall remain subject to applicable law. Terms capitalized but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

AGRIFY CORPORATION

By:	/s/ Raymond Chang
	Name:	Raymond Chang
	Title:	Chief Executive Officer

CP ACQUISITIONS LLC

By:	/s/ Raymond Chang
	Name:	Raymond Chang
	Title:	Manager